Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in Amendment No.2 to the Registration Statement on Form S-1 of Better Choice Company, Inc. dated June 26, 2020, of our report, dated August 21, 2019, on the financial statements of Halo, Purely for Pets, Inc.

We also consent to the reference of our firm under the caption “Experts” in the Registration Statement.

/s/ Warren Averett, LLC

Tampa, Florida
June 26, 2020